Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

National Bank Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Equity	Class A common stock, par value $0.01 per share, reserved for issuance under the National Bank Holdings Corporation 2023 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	1,739,516	$27.28	$47,453,996.48	$110.20 per $1,000,000	$5,229.44
Total Offering Amounts							$5,229.44
Total Fee Offsets							–
Net Fee Due							$5,229.44

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 1,239,516 shares of Class A common stock (“Common Stock”), par value $0.01 per share, of National Bank Holdings Corporation authorized for issuance under the National Bank Holdings Corporation 2023 Omnibus Incentive Plan (the “2023 Plan”), which represents 1,525,000 shares of Common Stock, less one share of Common Stock for every share of Common Stock that is subject to an award that was granted under the National Bank Holdings Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”) after December 31, 2022 and prior to May 9, 2023, the effective date of the 2023 Plan (the “Effective Date”), (ii) 500,000 shares (estimated based on past practice) of Common Stock that are currently subject to outstanding awards under the 2014 Plan and may become available for issuance under the 2023 Plan pursuant to the terms of the 2023 Plan and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the 2023 Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Rounded up to the nearest cent.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high ($28.06) and low ($26.49) sales prices for the shares of Common Stock as quoted on New York Stock Exchange on May 4, 2023.